Exhibit 10.23

20 September 2018

Richard Van Breda

Chief Executive Officer

Stanwell Corporation Limited

Level 2

180 Ann Street

BRISBANE QLD 4000

Dear Richard

Curragh Mine - New Coal Supply Deed, ACSA and Binding Terms Sheet

We refer to the Curragh Mine - New Coal Supply Deed between Coronado Curragh Pty Ltd ACN 009 362 565 (Coronado) and Stanwell Corporation Limited ACN 078 848 674 (Stanwell) dated 14 August 2018 (New Coal Supply Deed).

Capitalised terms that are used but not defined in this letter have the meaning specified in the New Coal Supply Deed.

It is proposed that, following the Permitted Reorganisation, Coronado Global Resources Inc. (Coronado Global) be listed on the Australian Securities Exchange and that CHESS Depository Interests over the shares of the common stock in Coronado Global be quoted on the Australian Securities Exchange (Listing).

To permit the Listing and subsequently relieve Coronado Group LLC from its obligations under the guarantee and indemnity between Stanwell and Coronado Group LLC dated 13 March  2018  as amended by the Coronado Group Amendment of Guarantee (Group Guarantee), Coronado and Coronado Group LLC covenant and agree, and seek Stanwell’s covenant and agreement that:

1.                                      the Group Guarantee will terminate, and Coronado Group LLC will cease to have any liability to Stanwell under the Group Guarantee, on the later of the date on which the Permitted Reorganisation has completed and the date on which the Listing has occurred, provided that on the later of those dates:

(a)                           Coronado is not in breach of the New Coal Supply Deed, the Binding Terms Sheet or the ACSA as amended by the New Coal Supply Deed;

(b)                           Coronado Group LLC is not in breach of the Group Guarantee; and

(c)                            the Coronado Global Guarantee is in full force and effect and Coronado Global is not in breach the Coronado Global Guarantee; and

2.                                      with effect from the date of this letter:

(a)                           the New Coal Supply Deed is amended by deleting clause 10.4 and replacing it as follows:

‘A Change of Control of Coronado will be deemed to be an assignment  of this deed for the purpose of this clause 10 and the person that acquires Control will be deemed to be the ‘‘proposed assignee·: provided that this clause 10.4 will not apply if the Change of Control of Coronado occurs as a result of the purchase of shares or other securities in Coronado Holdings which are of a class that are listed on the Australian Securities Exchange or another recognised stock exchange.’

Coronado Curragh Pty Ltd	Level 31, Central Plaza One	T +617 3031 7777
ABN 90 009 362 565	345 Queen Street	F +617 3229 7402
GPO Box 51 Brisbane QLD 4000

	Private Mail Bag	T +617 4986 9211
	Blackwater QLD 4717	F +617 4986 9361	www.curragh.com.au

(b)                           the ACSA as amended by the New Coal Supply Deed is amended by deleting the definition of ‘Change of Control’ in clause 1.1 and replacing it as follows:

“‘Change of Control” means, in relation to Wesfarmers, a change in the persons (including a fund, a trust or a corporation as defined in the Corporations Act) who are individually or together able to Control Wesfarmers.’

(c)                            the ACSA as amended by the New Coal Supply Deed is amended by deleting clause 19.5 and replacing it as follows:

‘A Change of Control of Wesfarmers will be deemed to be an assignment of this deed for the purpose of this Clause 19 and the person that acquires Control will be deemed to be the “proposed assignee”, provided that this Clause 19.5 will not apply if the Change of Control of Wesfarmers occurs as a result of the purchase of shares or other securities in Coronado Holdings which are of a class that are listed on the Australian Securities Exchange or another recognised stock exchange.’

(d)                           the definition of the ACSA in the Binding Terms Sheet is amended by deleting paragraph (b) on the first page of the Binding Terms Sheet and replacing it as follows:

‘each New CSA Clause will, unless  otherwise  indicated,  be the provision  or provisions of the Amended Coal Supply Agreement dated 6 November 2009 between Stanwell and Coronado, as amended by the ACSA Deed of Amendment entered into on or about 21 November 2016, the Deed and the letter amending the ACSA executed as a deed between Stanwell, Coronado and Coronado Group LLC dated 20 September 2018 (ACSA) identified in this terms sheet with such amendments as are described below; and

If Stanwell agrees to the termination of the Group Guarantee on the terms set out in paragraph 1 and the amendment of the New Coal Supply Deed, the ACSA as amended by the New Coal Supply  Deed and the Binding Terms Sheet as set out in paragraph 2, please execute this letter as a deed in the space provided below and deliver a fully signed counterpart of this letter to the undersigned on behalf of Coronado and Coronado Group LLC.

From the date that each of Coronado, Coronado Group LLC and Stanwell have executed and delivered this letter to each of the other parties (whether by the exchange of signed originals or by the exchange of signed PDF counterparts by email), the signatories for each of the parties will be deemed to have represented and warranted to the other parties that they have all necessary power and authority to executed and deliver this letter as a deed, the provisions of this letter will have full force and effect as a deed, and the New Coal Supply Deed, the ACSA and the Binding Terms Sheet will be amended accordingly.

Yours sincerely

/s/ Garold R. Spindler

Garold R. Spindler
Chief Executive Officer

www.curragh.com.au

Executed as a deed

Executed by Coronado Curragh Pty Ltd ABN 90 009 362 565 in accordance with Section 127 of the Corporations Act 2001 (Cth)

/s/ Garold R. Spindler	/s/ John Balassis
Signature of director	Signature of director / ~~company secretary~~ (Please delete as applicable)

Garold R. Spindler	John Balassis
Name of director (print)	Name of director / ~~company secretary~~

Signed, sealed and delivered by Richard Van Breda for Stanwell Corporation Limited ACN 078 848 674 under power of attorney in the presence of

/s/ Penny Sainsbury	/s/ Richard Van Breda
Signature of witness	Richard Van Breda

Penny Sainsbury
Name of witness (print)

Executed for and on behalf of, and sealed and delivered by Coronado Group LLC in the presence of

/s/ Benjamin J. Pentelow	/s/ Richard D. Rose
Signature of witness	Signature of authorised signatory

Benjamin J. Pentelow	Richard D. Rose
Name of witness (print)	Name of authorised signatory

www.curragh.com.au